Exhibit 10.26
PROMISSORY NOTE and LINE of CREDIT
THIS PROMISSORY NOTE and LINE of CREDIT (“Note”), effective on June 13, 2022 (“Effective Date”), is by and between Silvaco, Inc., with offices located at 4701 Patrick Henry Drive Bldg #23, Santa Clara, CA 95054 (“Borrower”), and Katherine Ngai-Pesic, an individual (“Lender”).
WHEREAS, subject to the terms and conditions of this Note, Lender is willing to provide Borrower with the Loan Amount, and Borrower wishes to accept such Loan Amount from Lender.
NOW, THEREFORE, in consideration of the mutual covenants and promises herein, the parties hereby agree as follows:
1.Line of Credit; Interest. Effective on the Effective Date, the principal sum of up to Four Million Dollars US Dollars (US$4,000,000) (“Line of Credit”), with interest accruing on the unpaid balance at the prime rate plus one percent (1%) per annum and calculated monthly, will be provided to Borrower by Lender under this Note.
2.Payments. Lender will invoice and Borrower shall pay accrued interest on a monthly basis. The total remaining outstanding balance of the Note, including all remaining accrued interest and late fees, is due in full on the first anniversary of the Effective Date (“Due Date”).
2.1Alternative Financing Acceleration. In the event that Borrower secures financing in an amount equal or greater to the Line of Credit from one or more sources (“Alternative Funds”) before the Due Date, the Note shall become due and payable within ten (10) business days the first day on which Borrower is eligible to access the Alternative Fund.
3.Security. The parties agree that no security is provided for the Note under this Agreement.
4.Interest Due on Default. In the event Borrower fails to pay the Note in full on the Due Date, the unpaid principal shall accrue interest at the maximum rate then-allowed by law, until Borrower is no longer in default.
5.Allocation of Payments. Payments shall be credited as follows: (i) any late fees due, (ii) interest, and (iii) principal.
6.Draws Against and Pre-payment. Borrower may draw down and pre-pay this Note without penalty any increments.
7.Acceleration. If Borrower is in default under this Note or materially breaches any provision of this Note, and such breach is not cured within the time required by law after written notice of such breach, Lender may, at Lender’s discretion, require all outstanding sums owed on this Note to be immediately due and payable.
8.Attorneys’ Fees and Costs. Borrower shall pay all costs incurred by Lender in collecting any amounts due under this Note resulting from a default, including reasonable attorneys’ fees. If either party initiates legal proceedings to enforce this Note or to obtain a declaration of its rights hereunder, the prevailing party in any such proceeding shall be entitled to recover from the non- prevailing party, its reasonable attorneys’ fees, and costs (collectively, “Expenses”) incurred in such proceeding (including Expenses incurred in any bankruptcy proceeding or appeal).
9.Waiver of Presentments. Borrower waives presentment for payment, notice of dishonor, protest, and notice of protest.
10.Non-Waiver. No failure or delay by Lender in exercising Lender’s rights under this Note shall be considered a waiver of such rights.
11.Severability. If any provision herein is determined by a court of competent jurisdiction to be void or unenforceable for any reason, such determination shall not affect the validity or enforceability of any other provision, all of which shall remain in full force and effect.
12.Integration. There are no verbal or other agreements which modify or affect the terms of this Note. This Note may not be modified or amended except by a written agreement signed by Borrower and Lender.
13.Conflicting Terms. The terms of this Note shall control over any conflicting terms in any agreement or document agreed to in writing by the parties after the Effective Date.
14.Notice. Any notices required or permitted to be given hereunder shall be given in writing and shall be effective upon (i) delivery, if in person, (ii) upon receipt, if by email, (iii) five (5) business days, if by certified mail, postage prepaid, return receipt requested, or (iv) two (2) business days, if by commercial overnight courier, next day delivery guarantee. Such notices shall be made to the parties at the addresses specified herein.
15.Co-Signer. The parties agree there is no co-signer for this Note.
16.Principal. Borrower hereby executes this Note as a principal and not as a surety.
17.Governing Law. This Note shall be governed by the laws of the State of California, without reference to provisions on conflicts of law.
IN WITNESS WHEREOF, the parties hereto have executed this Note on the date(s) below.

Lender’s Signature	/s/Katherine Ngai-Pesic

Print Name	Katherine Ngai-Pesic

Date	6/22/2022

Borrower’s Signature	/s/Robert McMullan

Print Name	Robert McMullan

Date	6/28/2022
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Confidential